UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2007

ACADIA RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-139774	98-0550703
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

847 MacEwen Drive, Osprey, Florida 34229
(Address of principal executive offices) (zip code)

(941) 918-0288
 (Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:  On December 6, 2007, Acadia Resources, Inc. (the “Company”) filed a current report on form 8-K to report that James Donahue, the record holder of 61.24% of the issued and outstanding stock of the Company had entered into a Stock Purchase Agreement whereby he agreed to sell 4,500,000 shares of the Company’s common stock to Carl L. Smith, III.  In addition, the Company reported that it had entered into an Agreement and Plan of Merger with Sunovia Solar, Inc., a wholly-owned subsidiary of the Company (“Sunovia Solar”), Sun Energy Solar, Inc. (“Sun Energy Solar”), Carl. L. Smith, III, Richard Craig Hall and Rick St. George whereby   Sun Energy was merged with and into Sunovia Solar, which became a wholly-owned subsidiary of the Company.  In its current report on Fom 8-k filed on December 6, 2007, the Company inadvertently filed its audited financial statements for the years ended July 31, 2006 and 2005 as Exhibit 99.1.  This current report on Form 8-K/A is being filed in order to provide the Company’s audited financial statements for the years ended July 31, 2007 and 2006 as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

(b) Pro forma financial information.

(c) Exhibits

Exhibit Number	Description
99.1	Audited Financial Statements for the year ended July 31, 2007 and 2006 of Sun Energy Solar, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA RESOURCES, INC.

Dated: December 14, 2007	By:	/s/ Carl L. Smith, III
Name: Carl L. Smith, III
Title: Chief Executive Officer

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